Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 19, 2005
CLARCOR INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11024	36-0922490

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

840 Crescent Centre Drive, Suite 600, Franklin, TN	37067

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 615-771-3100

(Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Section 1 – Registrant’s Business and Operations
     Item 1.01 Entry into a Material Definitive Agreement.
     On October 19, 2005, CLARCOR Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement which provides for the purchase by one of the Company’s wholly-owned subsidiaries of 100% of the outstanding common stock of Martin Kurz & Co. Inc., a New York corporation (“MKI”), from the stockholders of MKI, Douglas L. Kurz and Eleanor H. Kurz. The transaction is expected to close in early November, 2005.
     MKI, based in Mineola, New York, manufactures and sells sintered porous metal laminates used in screening and filtration products for a number of industries, including pharmaceutical, petrochemical, aerospace, paper and chemical process industries. MKI sells these products under its Dynapore® and Foil-Mesh™ brands.
Section 9 – Financial Statements & Exhibits
     Item 9.01 Financial Statements & Exhibits
          (c) Exhibits
Exhibit 2 – Stock Purchase Agreement, dated October 19, 2005, between CLARCOR Inc., MKI Acquisition Company, Martin Kurz & Co., Inc. and the Stockholders of Martin Kurz & Co., Inc.
Exhibit 99.1 – Press Release dated October 19, 2005.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARCOR INC.
	By:	/s/ Norman E. Johnson
Norman E. Johnson, Chairman of the Board,
President and Chief Executive Officer
Date: October 19, 2005